Special Power of Attorney

The undersigned, being the only Co-Trustees of the Bill & Melinda Gates Foundation (the “Foundation”) having the power and authority to manage the investments of the Foundation and its trust estate, do hereby constitute and appoint Connie Collingsworth as the true and lawful attorney of the undersigned, with full power of substitution, and authorize and designate her for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and/or file any documents or filings and any amendments thereto made by or on behalf of the Foundation or the undersigned in respect of any securities or other investments held by the Foundation, directly, indirectly or beneficially.  Without limitation, this authorization extends to and includes any questionnaires, required or discretionary reports and any and all documents and forms with any governmental office or agency, whether U.S., foreign, state or local (including, without limitation, the U.S. Securities & Exchange Commission and state securities administrators or commissions), any securities exchange or market (including, without limitation, the Nasdaq Stock Market), as may be required, or as the undersigned determine to be advisable, under applicable laws (including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and rules and regulations under each of such laws), or rules and regulations of any securities exchange or market, and to do and perform all and every act and thing whatsoever requisite and necessary or convenient to be done related to any such securities or other investments, as fully to all intents and purposes as the undersigned might or could do if personally present.  The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with such laws.

This Special Power of Attorney shall remain in full force and effect until withdrawn by the undersigned by written notice to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Special Power of Attorney to be executed this 7th day of February 2018.

/s/ William H. Gates III
William H. Gates III, Co-Trustee of the Bill & Melinda Gates Foundation

/s/ Melinda French Gates
Melinda French Gates, Co-Trustee of the Bill & Melinda Gates Foundation

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that William H. Gates III is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a Co-Trustee of the Bill & Melinda Gates Foundation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated	2-7-2018	/s/ Diana Blair
Signature of Notary Public

	Seal or stamp	Diana Blair
Print Name
		My appointment expires	03-10-2021

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Melinda French Gates is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as a Co-Trustee of the Bill & Melinda Gates Foundation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated	2-7-2018	/s/ Diana Blair
Signature of Notary Public

	Seal or stamp	Diana Blair
Print Name
		My appointment expires	03-10-2021

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